                                                                   Exhibit 99.16
              MANAGEMENT ADVISORY SERVICES AGREEMENT


     AGREEMENT dated as of June 27, 1997 between PUMPKIN LTD., a
Delaware corporation ("Pumpkin"), and SECURITY CAPITAL
CORPORATION, a Delaware corporation ("Security Capital").

                       W I T N E S S E T H:

     WHEREAS, Security Capital desires to provide or cause to be provided management advisory services to Pumpkin in the areas of corporate development, strategic planning, investment and financial matters and general business policies, and Pumpkin desires to obtain such services.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree, intending to be legally bound, as follows:

     1. Management Advisory Services. Security Capital shall during the term of this Agreement provide or cause to be provided such management advisory services to Pumpkin in the areas of corporate development, strategic planning, investment and financial matters and general business policies as Pumpkin shall from time to time reasonably request.

     2. Management Advisory Services Fee. (a) Subject to paragraph (b) below, Pumpkin shall during the term of this Agreement pay to Security Capital an annual management advisory services fee (the "Fee") equal to the greater of $100,000 (the "Minimum Fee") or 5% of Pumpkin's annual EBITDA (as defined in the Asset Purchase Agreement, dated as of June 27, 1997, by and among Pumpkin Ltd. d/b/a Pumpkin Masters, Inc., Pumpkin, Pumpkin Masters Holdings, Inc. and Security Capital) (the "Maximum Fee") for the services described in Section 1.

     (b) The Minimum Fee shall be payable quarterly in advance on the 26th day of each January, April, July and October of each year during the term hereof. The difference between the Maximum Fee and the Minimum Fee, if positive, for any year during the term hereof shall be payable on the 26th day of the July immediately following the year for which the Maximum Fee has last been determined. Payment of the Fee will be deferred during any period in which an Event of Default under the Credit Agreement, dated the date hereof, between NationsCredit Commercial Corporation, Holdings and Pumpkin , as amended from time to time (the "Credit Agreement"), has occurred and is continuing, provided that amounts so deferred will accrue and become due and payable upon the termination or waiver of such Event of Default to the extent that such payment will not cause a further Event of Default thereunder. For purposes hereof,

"Event of Default" shall have the same meaning as ascribed to such term in the Credit Agreement.

     (c)  The Fee shall be exclusive of out-of-pocket costs.

     3. Costs. Pumpkin shall reimburse Security Capital for all reasonable out-of-pocket costs incurred by or on behalf of Security Capital in connection with the services described in
Section 1. For purposes of this Agreement, an acquisition, divestiture, public offering of securities or any other extraordinary transaction of any type will not be deemed to be a matter for which management advisory services have been bargained for hereunder and, therefore, all out-of-pocket costs incurred in connection with any such transaction will not be subject to such limitation. Security Capital shall furnish such evidence that such costs were incurred as Pumpkin may from time to time reasonably request.

     4. Access. Pumpkin will provide to Security Capital and its representatives reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Pumpkin, to the books, records, tax returns and other information with respect to the business of Pumpkin as Security Capital or such representatives consider necessary or appropriate for the purpose of furnishing advisory services as provided in Section 1.

     5. Term. The term of this Agreement shall commence as of the date hereof and shall terminate on June 26, 2007 or such later date as may be approved by Security Capital and Pumpkin.

     6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement of Security Capital and Pumpkin.

     7. Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut applicable to agreements made and to be performed in Connecticut without regard to such State's conflicts of laws principals and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

                    [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              PUMPKIN LTD.


                              By: /s/ Brian D. Fitzgerald
                                  -------------------------------
                                  Name:  Brian D. Fitzgerald
                                  Title: Vice President


                              SECURITY CAPITAL CORPORATION


                              By: /s A. George Gebauer
                                  -------------------------------
                                  Name:  A. George Gebauer
                                  Title: President


                                    -3-